Exhibit 99 (b)
                                                                --------------
                                                                  Schedule  VI
                  MCI COMMUNICATIONS CORPORATION AND SUBSIDIARES
                 ACCUMULATED DEPRECIATION OF COMMUNICATIONS SYSTEM
                                   (IN MILLIONS)
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Column A                                  Column B     Column C   Column D    Column E   Column F
----------------------------------------------------------------------------------------------
                                         Balance at  Additions              Other      Balance
                                         beginning   charged    Retirements Additions  at end
                                         of period   to expense  or sales  (deductions)of period
----------------------------------------------------------------------------------------------
For the year ended December 31, 1994:
Communications system in service           $3,197     $  886       $ (834)    $  (8)    $3,241
Furniture, fixtures and office equipment      850        248         (219)       (6)       873
Other property and equipment                  250         26          (41)        0        235
                                           ------     ------       -------    -----     ------
     Total                                 $4,297     $1,160       $(1,094)   $ (14)    $4,349
                                           ======     ======       =======    =====     ======

For the year ended December 31, 1993:
Communications system in service           $3,140     $  688       $ (605)    $ (26)    $3,197
Furniture, fixtures and office equipment      769        213          (99)      (33)       850
Other property and equipment                  242         51          (38)       (5)       250
                                           ------     ------       ------     -----     ------
     Total                                 $4,151     $  952       $ (742)    $ (64)    $4,297
                                           ======     ======       ======     =====     ======


For the year ended December 31, 1992:
Communications system in service           $3,170     $  599       $ (590)    $ (39)    $3,140
Furniture, fixtures and office equipment      618        193          (59)       17        769
Other property and equipment                  199         51          (18)       10        242
                                           ------      -----        ------    -----    -------
     Total                                 $3,987     $  843       $ (667)    $(12)     $4,151
                                           ======     ======        ======    =====    =======



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